EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

The undersigned, John A. Kite, Chief Executive Officer and President of Kite Realty Group Trust (the“Company”), and Daniel R. Sink, Chief Financial Officer of the Company, each hereby certifies that, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to his knowledge on the date hereof:

1.
The Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 9, 2009	By:	/s/ John A. Kite
John A. Kite
Chairman and Chief Executive Officer

Date: November 9, 2009	By:	/s/ Daniel R. Sink
Daniel R. Sink
Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.